RUBY MINING COMPANY

                     MINERALS PLAZA, GLEN L. LARSEN BUILDING
                               877 NORTH 8TH WEST
                             RIVERTON, WYOMING 82501

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON TUESDAY, JANUARY 25, 2000


TO THE SHAREHOLDERS OF RUBY MINING COMPANY:

         PLEASE TAKE NOTICE that the Special Meeting of Shareholders of Ruby Mining Company, a Colorado corporation (the "Company"), will be held at the Company's executive offices, 877 North 8th West, Riverton, Wyoming 82501 on Tuesday, January 25, 2000, at 11:00 a.m., local time, or at any adjournments thereof, for the purpose of acting upon:

         1. Electing three directors to serve until the next annual meeting of shareholders, and until their successors have been duly elected or appointed and qualified;

         2. Approving the reverse split of the common stock on a 1 for 20 basis, which would reduce the number of outstanding shares of common stock from the current number (20 million) down to 1 million shares;

         3. Amending the articles of incorporation to increase the number of shares of common stock which the Company may issue from the current number (20 million shares) to 100 million shares;

         4.  Amending the articles of  incorporation  to eliminate  the personal
             liability   of  the   directors  of  the  Company   under   certain
             circumstances;

         5. Amending the articles of incorporation to eliminate the requirement that the approval of holders of two-thirds of the voting stock must be obtained before the Company sells, leases or exchanges all of its assets, and to provide that all substantial transactions requiring shareholder approval in the future shall be approved if the voting requirements of the Colorado Business Corporation Act are met; and

         6. Such other business as may properly come before such meeting.

         Only shareholders of record at the close of business on Monday, December 13, 1999, will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof. The Company's transfer books will not be closed for the Meeting.

         A list of shareholders entitled to vote at the Meeting will be available for inspection by any record shareholder at the Company's principal executive offices in Riverton, Wyoming. The inspection period begins two days after the date this Notice is given and ends at the conclusion of the Meeting.

                                       By Order of the Board of Directors


                                            /s/  Harold F. Herron

 December 20, 1999                     Harold F. Herron, Secretary

         Please date, sign and return your Proxy so that your shares may be voted as you wish, and to assure quorum. The prompt return of your signed Proxy, regardless of the number of shares you hold, will save the Company money by reducing the expense of soliciting you to sign your Proxy. If you sign your Proxy, you still may attend the Special Meeting and vote in person.

                             YOUR VOTE IS IMPORTANT




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                               RUBY MINING COMPANY

                     MINERALS PLAZA, GLEN L. LARSEN BUILDING
                               877 NORTH 8TH WEST
                             RIVERTON, WYOMING 82501

                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON TUESDAY, JANUARY 25, 2000

         The enclosed Proxy is solicited on behalf of the board of directors of Ruby Mining Company (the "Company") for use at the Special Meeting of Shareholders to be held at 11:00 a.m. local time on Tuesday, January 25, 2000. The Notice of Meeting, Proxy Statement and Proxy will be mailed to record shareholders on or about December 20, 1999.

                              REVOCABILITY OF PROXY

         The Proxy may be revoked at any time, to the extent it has not been exercised, by: (i) written revocation; (ii) executing a later-dated Proxy and delivering it to the Company; (iii) requesting (in writing) a return of the Proxy; or (iv) the shareholder voting in person at the Special Meeting.

                                 VOTING OF PROXY

         If the enclosed Proxy is executed and returned, it will be voted as indicated by the shareholder on the proposals. Unless otherwise instructed to the contrary in the Proxy, the appointees named in the Proxy will:

         1. VOTE FOR the election of the three persons nominated by management to the board of directors to serve until the next annual meeting of shareholders, and until their successors have been duly elected or appointed and qualified;

         2. VOTE FOR approval of the reverse split of the common stock on a 1 for 20 basis, which will reduce the number of outstanding shares of common stock from the current number (20 million) down to 1 million shares.;

         3. VOTE FOR amending the articles of incorporation to increase the number of shares of common stock which the Company may issue from the current number (20 million shares) to 100 million shares;

         4. VOTE FOR amending the articles of incorporation to eliminate the personal liability of the directors of the Company under certain circumstances;

         5. VOTE FOR amending the articles of incorporation to eliminate the requirement that the approval of holders of two-thirds of the voting stock must be obtained before the Company sells, leases or exchanges all of its assets, and to provide that all substantial transactions requiring shareholder approval in the future shall be approved if the voting requirements of the Colorado Business Corporation Act are met; and

         6. VOTE in accordance with their best judgement on such other business as may properly come before the Special Meeting.

         As of the date of the Notice of Meeting and Proxy Statement, the management of the Company has no knowledge of other matters that may be brought before the Special Meeting.

                                  SOLICITATION

         The costs of preparing, assembling and mailing the Notice of Meeting, Proxy Statement and Proxy (the "Proxy Materials") as well as solicitations of the Proxies and miscellaneous related costs, will be paid by the Company. Solicitation will be done by the U.S. Mail; the Company may also use the services of its directors, officers and employees to solicit Proxies, personally or by telephone, but they will not be paid for such work. It is not expected that the Company will hire special employees or paid solicitors, although it reserves the right to do so.

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         The  Company  will ask banks,  brokerage  houses and other  custodians, nominees and fiduciaries to forward copies of the Proxy Materials to those persons for whom they hold shares and request authority for the execution of the
Proxies.   The  Company  will  reimburse  the  nominees  for  their   reasonable
out-of-pocket expenses.

                                VOTING SECURITIES

         GENERAL. Only holders of record of shares of the Company's $.01 par value common stock at the close of business on Monday, December 13, 1999, will be entitled to vote at the Special Meeting. On the record date, the Company had 20,000,000 shares of common stock outstanding and entitled to vote. The Company has no other class of voting securities outstanding. Each share of common stock is entitled to one vote, in person or by proxy, on all matters. Cumulative voting is not allowed on any matters. One-third of the issued and outstanding shares of common stock, represented in person or by Proxy, constitutes a quorum at any shareholders' meeting.

         VOTES REQUIRED FOR ELECTION OF DIRECTORS. Shareholders have the right to vote all of their shares for as many directors as are to be elected (for example, if he or she has 100 votes, he or she may vote 100 shares for each of the nominees). That number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, will be elected to the board of directors.

         VOTES REQUIRED FOR THE OTHER PROPOSALS. The corporation was organized in 1971 when Colorado law required all amendments to articles of incorporation to be approved by the holders of two-thirds of the shares entitled to vote. Therefore, in order to approve the transition of the Company over to the more liberal voting provisions of current Colorado law (amended in the 1980s and early 1990s), Proposals 2, 3, 4 and 5 will be passed only if the holders of two-thirds of the shares entitled to vote in fact vote in favor of each proposal. If proposal 5 is passed, any future merger of the Company, or sale or lease of its assets, or other substantive transaction involving the Company
(including amendments to its articles of incorporation), would require the affirmative vote approval of the holders of a majority of the shares entitled to vote.
This would not affect the voting requirements for the election of directors.

                        THE RESTRUCTURING OF THE COMPANY

         The Company was incorporated under Colorado law in 1971, and was engaged in the general minerals business in different states, at different times, until the early 1990s. Activities included the acquisition, exploration and development and/or sale or lease of mineral properties, and the purchase and lease of mineral exploration and mining equipment. Business was conducted directly for its own account, and indirectly through various joint ventures with both affiliated (U.S. Energy Corp. and Crested Corp.) and non-affiliated entities. The Company and Crested Corp. are majority- owned subsidiaries of U.S. Energy Corp. ("USE"). Presently, the Company is not active in business, has limited assets ($115,600 at May 31, 1999), $80,500 in liabilities (at May 31,
1999) and consistently loses money every year as general and administrative expenses (basic corporate administration costs and SEC filing expenses and annual audit fees) exceed income earned on cash deposits (the loss for fiscal 1999 was $15,200).

         The board of directors has decided that even though the Company has no operations and no significant assets, the Company may have value for its shareholders in the marketplace as a "shell" corporation because of its long history of being registered under section 12(g) of the Securities Exchange Act of 1934, the number of shareholders of record (more than 2,500) and its relatively small amount of liabilities ($80,500 for administrative services provided by an affiliate and accrued directors' fees - see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, contained in the Form 10-KSB for fiscal 1999 which accompanies this Proxy Statement).

         Since early September 1999, there has been a limited amount of trading in the common stock of the Company on a "by appointment" basis (probably with one or two brokerage firms which specialize in "wholesaling" small cap companies). The actual volume of shares traded cannot be ascertained, because the Company is not listed on any electronic trading medium (either Nasdaq Small Cap or the Over-the-Counter-Bulletin Board "OTCBB"). In late October 1999, the trading prices were $0.02 bid $0.04 ask.

         To realize any value for its shareholders from its status as a "shell" corporation, the Company would have to acquire another corporation (or other form of entity) with a business plan or an operating business which would be of significant interest to new investors in the marketplace. Such an acquisition probably would be based on an "after closing" stock ownership ratio of 90+% (by the owners of the acquired company)/10-% by the current shareholders. The current

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shareholders  other than USE would be free to sell their  shares (a  pre-reverse split total of 6.6 million shares) after closing such an acquisition (i.e., the current shareholders would continue to have "free trading" shares). Assuming none of the USE directors stayed on after the acquisition as directors of the Company, USE would be free to sell those shares it acquired more than two years ago, starting with the 91st day after closing, and the rest (i.e., the shares acquired in 1999) would have to be held for at least one year before USE could sell into the market under SEC rule 144. You should note that any actual transaction could involve percentages greater or less than the 90%/10% example given.

         The Company must first restructure its capital stock to be prepared for a possible acquisition transaction: The issued and outstanding shares of common stock must be reduced through a "reverse stock split" on a 1 for 20 basis (for example, 2,500 shares would become 125 shares), which will reduce the total issued and outstanding shares to 1 million shares. 330,000 of these shares will be unrestricted "free trading" shares, which would be available for sale if and to the extent a market for the stock develops after an acquisition is closed. In addition, the authorized number of shares which the Company is authorized to issue must be increased to 100 million, to provide enough shares for the Company to issue in an acquisition and thereafter as needed in other transactions by new management.

         At the same time as the Company's capital stock is to be restructured, the board of directors is soliciting your approval of other changes (see proposals 4 and 5), the overall purpose of which is to liberalize the articles of incorporation as permitted under current Colorado law.

         The officers and directors of the Company have not actively sought any business acquisition opportunities, and the Company has no agreement in principle or any formal contract to acquire or enter into any business opportunity as of the date of this Proxy Statement. It is possible that the Company will not be successful in attracting a suitable business acquisition candidate unless the Company has cash resources on hand. There is no assurance that the Company will obtain any additional capitalization.

         As a "shell" or "blank check" company the Company will compete with numerous companies and firms, a few of which are larger, better established, have greater financial and other resources, more employees, and more extensive facilities than the Company. The Company is at a competitive disadvantage to these other entities.

         The Investment Company Act of 1940 defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. While the Company does not intend to engage in such activities, the Company could become subject to regulation under the Investment Company Act of 1940 in the event the Company obtains or continues to hold a minority interest in a number of enterprises. The Company could be expected to incur significant registration and compliance cost if required to register under the Investment Company Act of 1940.

         The Company intends to structure any merger or acquisition in such a manner as to minimize federal and state tax consequences to the Company and any target company.

         The Company presently is a "shell" or "blank check" company, because it has no specific business plan or purpose. Instead of starting its own business, the Company intends to locate and consummate a merger or acquisition with a company or companies, or other entities or persons.

         The board of directors does not presently expect the Company will seek to raise money in a public offering in connection with the search for a merger or acquisition of an existing business or operating assets. However, if the Company were to raise money in a public offering, under section 7(b) of the Securities Act of 1933 (the "1933 Act"), and rule 419 adopted by the SEC, the ability of the Company (as a shell or blank check company) to raise capital through a public offering of its securities by a registration statement filed with the SEC is subject to certain limitations. These limitations, which would apply to the Company if it were to conduct a registered public offering as a blank check or shell company, generally are as follows: All securities issued by the Company in connection with such an offering and the gross proceeds from the offering must be deposited promptly into an escrow account with an insured depository institution (usually a commercial bank) covered by insurance maintained by the Federal Deposit Insurance Corporation ("FDIC"). The funds are held in escrow for the benefit of the investors in the offering. Initial payments out of the escrow account are permitted only to pay underwriting commissions, underwriting expenses and dealer allowances; an additional amount of up to 10 percent of the amount remaining after payment of commissions, expenses and dealer allowances may be paid to the Company; and the balance must remain in escrow. The securities issued in connection with the offering also must

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be deposited into the escrow account, for the benefit of the purchasers thereof, with the purchasers retaining any voting rights with respect to the securities which they otherwise would have.

         The securities and offering proceeds are required to remain in the escrow account until such time as the Company were to execute an agreement to acquire a business or assets that will constitute the business (or a line of business) of the Company and for which the fair value of the business or net assets to be acquired represents at least 80 percent of the net public offering proceeds (including any proceeds received or to be received from exercise of securities such as warrants which were purchased in the public offering). Upon execution of such an agreement, the Company would be required to file with the SEC a post-effective amendment to the original registration statement, which amendment would disclose detailed information about the business or assets to be acquired.

         Within five business days after the post-effective amendment to the registration statement is declared effective by the SEC, the Company would be required to send the prospectus (which would be part of the amendment) to each of the purchasers of securities in the public offering. Each purchaser would have not less than 20 and no more than 45 business days to decide, based on the information in the prospectus as so amended, whether to remain an investor or get his or her money back out of escrow. If by the end of the 45th business day, the Company had not received the affirmative written election by a purchaser to remain an investor, the Company would have to return that purchaser's funds (plus interest) to that purchaser. If enough purchasers elected to remain investors so that their invested funds equal at least 80 percent of the net public offering proceeds, then the acquisition could be consummated by the Company and the investors would receive certificates for the securities of the Company which they had paid for in the public offering.

         If there is no acquisition consummated within 18 months of the effective date of the original registration statement for the public offering, all of the funds in the escrow account would have to be returned to investors by the Company, and the securities would be retired to authorized and unissued status by the Company.

         If an acquisition were to be consummated by the Company under rule 419, all security holders of the Company would be entitled to receive audited financial statements for the first full fiscal year of operations following such consummation, and other information, no later than 90 days after the end of the Company's fiscal year. It should be noted that if the Company raised funds in a public registered offering as a shell or blank check company, any business or assets acquired would have to have financial statements which either had been audited or were capable of audit, in order for the Company to be able to acquire such business or assets.

         The Company files periodic reports with the SEC under the Securities Exchange Act of 1934; these reports are the annual reports on Form 10-K, quarterly reports on Form 10-Q, and interim reports on Form 8-K Current Report. If an acquisition were to be made by the Company without funds from a registered public offering, the Company nonetheless would acquire only a business or assets which had been or could be audited, because the Company would be required to file a Form 8-K Current Report to report the acquisition, including audited financial statements for the business or assets acquired. Only under very limited circumstances will the SEC allow a reporting company to acquire a significant (in relative size) business or assets which have not been audited or are not capable of audit. Even if the circumstances might justify a waiver from the usual SEC audit standard applied to reporting acquisitions, the Company would not acquire a business or assets which had not been audited or are not capable of audit.

         The Company will not use public notices or general advertisements in its search for business opportunities. Instead, the Company intends to rely primarily upon the business contacts of its officers and directors in locating possible acquisition candidates.

         The Company has had no discussions with any particular consultants regarding the business of the Company or possible acquisition candidates for the Company. The Company has no agreements or understandings with any consultant. None of the Company's officers, directors or principal shareholders in the past have used particular consultants or advisers on a regular basis.

         Any independent consultants which the Company may hire would be retained on the basis of their experience in evaluating business opportunities. Any such hires probably would be on a per project as needed basis. If the Company had cash funds, such consultants would be paid cash fees, and possibly also be issued small amounts of restricted shares of common stock.


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         The Company presently does not have any significant  amount of funds to loan to prospective business acquisition candidates in advance of consummation of an acquisition transaction. Such loans would not be made even if the Company were to obtain cash funds in the future, which funds would be used for general and administrative expenses and to pay the costs of evaluating prospective acquisition candidates.

         As an alternative to the raising of capital through registered public offerings under rule 419, it is possible that the Company may seek to raise cash funds through the private placement of its securities under rule 506 of Regulation D.

         It is likely that the Company will undergo a change in its control in the event an acquisition transaction is consummated, because the Company most likely will issue a significant amount of restricted shares of common stock as the main component of the consideration in such a transaction. For example, a business could be acquired by the issuance of sufficient shares of common stock so that such acquired business or its shareholders owned more than 90 percent, on a pro forma basis, of the shares of common stock outstanding after consummation of such a transaction.

         The Company will not borrow funds and use the proceeds therefrom to make any payments to promoters of the Company, or officers or directors of the Company or any of their affiliates or associates. It is possible that the Company will enter into an agreement to acquire an entity or assets in which an officer, director or principal shareholder of the Company has a direct or indirect interest of some kind (often referred to as a "related party transaction"). Such a transaction would be subject to potential conflict of interest, because the directors and/or principal shareholder of the Company would have dual duties: to obtain as good a deal as possible for the Company, or even not enter into a deal with a related party for various reasons (under performing assets, unpromising business plan, etc.), but also obtain as favorable terms as possible for themselves or the other entities they represent. The directors of the Company who are not directly interested ins such a transaction will endeavor to negotiate as fair a deal as possible for all of the shareholders of the Company. However, there is no formal procedure in place or contemplated to be adopted which would provide a mechanism to resolve a potential conflict of interest. It is possible (under Colorado corporate law) that such a related party transaction would not be submitted to the shareholders of the Company for their approval. As of the date of this proxy statement, there are no plans, arrangements or agreements in principle for the Company to enter into such a related party transaction.

         The officers and directors of the Company will not seek any different or additional consideration for their shares of common stock, or otherwise, in connection with an acquisition transaction. For example, if the Company acquires an entity by issuing additional shares of common stock to the shareholders of the entity, all of the shareholders of the Company (including its officers and directors and principal shareholders) will be diluted equally with respect to the percentage of outstanding shares such persons own after consummation of the transaction. Further, the officers and directors of the Company would not consent to a proposed purchase of USE's stock in the Company, in connection with an acquisition transaction, which proposed purchase would not be offered pro rata to all shareholders of the Company. This is a policy of the board of directors which will not be changed by the board of directors.

         The officers and directors of the Company will negotiate the terms and conditions of any acquisition transaction. Approval by the shareholders will not be required under Colorado law to consummate any proposed acquisition transaction, and the board of directors will not seek to obtain such approval.

         There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company's affairs. However, non-management shareholders will continue to have voting rights to elect directors to the Company's board of directors pursuant to Colorado law.

         No finder's fees (whether in the form of cash or debt or equity) will be paid to anyone in connection with the business of the Company. Further, no finder's fees or other acquisition related compensation will be paid to officers, directors, promoters or their affiliates or associates from the revenues or other funds of an acquisition or merger candidate, or by the issuance of debt or equity of such an entity.

         The Company will not acquire or merge with a business or company in which the Company's promoters, management or their affiliates or associates, directly or indirectly, have any ownership or other type of interest. This is a policy adopted by the board of directors of the Company by resolution. However, it should be noted that if the Company were to violate this policy, any legal remedy available to the shareholders of the Company under Colorado corporate or

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other laws would most likely be  prohibitively  expensive and time consuming for the shareholders of the Company to seek to have enforced.

         Because the Company does not have cash funds to acquire a business or assets of another company, the Company would effect a consummation of such a business or assets by the issuance of a large number of shares of common stock. As a result of such a transaction, the control of the Company would be shifted away from the current shareholders over to the new shareholders, who would then be in position to replace current directors with persons of their own choosing.

         The officers and directors of the Company are expected to devote from a few hours per week, up to their full time on the business of the Company, depending on the level of activities at the time. For example, relatively little time may be required when acquisition candidates have been identified but further evaluation awaits delivery of documents and background information on the candidates. However, a great deal of time would be required to evaluate the candidate once documents are available, and to negotiate and finalize the terms of an acquisition transaction.

         It is not anticipated that additional securities of the Company will be issued to management or promoters of the Company, or to the associates or affiliates of such persons.

         The officers and directors of the Company presently have no interests in any other blank check or shell companies. If such persons were to acquire interests in such other companies, they would be faced with conflicts of interest in resolving how they would choose, for different companies, among different acquisition or merger candidates which became available. The Company presently does not have a policy for dealing with such an eventuality, because that type of situation does not appear likely to develop. However, if such a conflict of interest should be presented, the officers and directors of the Company which would be confronted with such a conflict would be asked by directors and officers which were not so involved, either to not vote on approving or rejecting conflicting opportunities, or to resign their positions as officers and directors.

         The Company anticipates that additional securities of the Company may be offered for sale in a private placement of securities under rule 506 of Regulation D, to raise cash to cover future general and administrative expenses, and the costs of evaluating and negotiating with prospective acquisition candidates. However, there is no assurance such an offering would be successful, and no such private placement is presently contemplated to be undertaken in the immediate future.

         Officers and directors of the Company intend to communicate with their existing business contracts, to determine if such contacts include persons and companies which may be interested in an acquisition transaction with the Company. The communications will be made personally by letter or private telecommunications. No advertising campaign will be initiated by the Company.

         In the future, the Company intends to initiate discussions with brokerage firms regarding market making activities for the Company's securities. To date the Company has not initiated any such discussions, but the officers and directors of the Company may begin such discussions with one or more firms in late 1999 or early 2000. No consultants will be used in connection with such discussions.

         The shares of common stock of the Company are defined as "penny stock" under rule 3a51-1 adopted by the SEC under the Securities Exchange Act of 1934. In general, "penny stock" includes securities which (i) are not listed on principal stock exchanges or the National Association of Securities Dealers Automated Quotation System (" Nasdaq" Small Cap); (ii) securities which are not so listed and which have a bid price in the market of less than $5.00; or (iii) securities of an issuer with net tangible assets of less than $2 million ($5 million if the issuer has been in continuous operation for less than three years), or which has had average revenue of less than $6 million for the last three years.

         As "penny stock," the Company's securities are subject to rule 15g-9 adopted by the SEC under the 1934 Act. Rule 15g-9 imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1 million or annual incomes exceeding $200,000, or $300,000 together with their spouses, or individuals who are the officers or directors of the issuer of the securities). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may adversely affect the ability of broker-dealers to sell the Company's securities, and therefore may adversely affect the ability of owners of the Company's securities, whenever purchased, to resell any of the securities of the Company in the public market.

         The Company will provide to all of its shareholders complete documentation of any acquisition candidate with which the Company has signed a definitive acquisition agreement, including audited financial information for such candidate if available, at such time as the Company files a Current Report on Form 8-K with the SEC regarding the execution of such acquisition agreement and the terms and conditions thereof.

         As of  the  date  of  this  Proxy  Statement,  none  of  the  officers, directors, or promoters of the Company, or any of their affiliates or associates, have had any preliminary contact or discussions with and there are no present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction.

          There are no agreements or understandings for any officer or director to resign at the request of another person. None of the officers or directors of the Company are acting on behalf of or will act at the direction of any other person.

         The activities of the following persons will be material to the operations of the Company: its President and its directors. The President and directors of the Company are the only promoters of the Company.

          The securities laws, rules and/or regulations of numerous states prohibit or limit both the initial sale of securities of blank check or shell companies to investors in such states, as well as the resale of such securities by any person or brokerage firm to investors in such states. The Company has an obligation not to violate such laws with respect to sales of its securities effected by the Company through its officers and directors. The Company does not presently intend to conduct any offering, public or private, of its securities. If the Company or its affiliates were to conduct sales of the Company's securities (for the Company or for their own accounts) in states wherein such activities were prohibited, the Company and such affiliates could be subjected to injunctive proceedings initiated by state securities administrators in state courts and to fines or penalties for violations of law. In addition, the purchasers of such securities could initiate proceedings for rescission of their investments. The initiation of any of these proceedings would be costly for the Company to defend, and the imposition of fines or penalties and/or the adjudication of civil liability for illegal sales of securities would impair the Company's ability to continue in business.

         If a brokerage firm initiates market making and other activities with respect to the Company's securities, the compliance officers of such brokerage firm must supervise the brokerage firm personnel to prevent sales to residents of states where such transactions are illegal.

         Numerous states (including the following states) do not allow resale of securities of shell or blank check companies; certain of the states do not allow resale of companies which are not listed on the principal stock exchanges or Nasdaq, other states require companies to meet minimum operating revenues or net worth tests, and other states prohibit resales of securities of blank check or shell companies. In any of these jurisdictions, the result is the same for a company such as Ruby Mining Company, i.e., no trading could commence in such states until an acquisition is con-summated, and until such time, shareholders in the restrictive states may not be able to resell their shares. Those states which do not allow such resales include: Arkansas, Connecticut, Massachusetts, California, Delaware, Idaho, Illinois, Indiana, Kentucky, Louisiana, Michigan, Minnesota, Oklahoma, Pennsylvania, Tennessee, Texas and Utah. The foregoing list could be expanded in the future.

         The Company has never paid a dividend. Its ability to pay a dividend on its common stock in the future will depend on whether a viable and profitable business can be acquired, and whether the board of directors then determines that profits can be divided among the shareholders. It is possible that no dividends would be declared even if the Company is profitable, because of the need to keep money in the Company to pay for internal growth.

         The Company's ability to pay dividends is restricted by provisions of the Colorado Business Corporation Act which provides that a Colorado corporation may only pay dividends if, after giving effect to the dividend, the corporation would be able to pay its debts as they become due in the usual course of business, or the corporation's total assets would be less than its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time the dividend, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend.

      OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following is a list of all record holders who, as of October 29, 1999 beneficially owned more than five percent of the outstanding shares of common stock, as reported in filings with the Securities Exchange Commission (the "SEC") or as otherwise known to the Company, and a list of the ownership of shares of common stock by each officer and director of the Company, and by all officers and directors as a group. Except as otherwise noted, each holder exercises the sole voting and dispositive powers over the shares listed opposite the holder's name. The voting and dispositive powers over the shares owned by U.S. Energy Corp. ("USE") are shared by John L. Larsen and Harold F. Herron, directors of USE, therefore, beneficial ownership of the shares owned by USE is shared by such persons under SEC rules. See "Certain Relationships and Related Transactions".


         NAME AND ADDRESS            AMOUNT AND NATURE OF            PERCENT
         OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP           OF CLASS

         U.S. Energy Corp.            13,400,000 shares               67.0%
         877 N. 8th West
         Riverton, WY 82501

         John L. Larsen*              13,400,000 shares               67.0%
         201 Hill Street
         Riverton, WY  82501

         Harold F. Herron*            13,400,000 shares               67.0%
         3425 Riverside Drive
         Riverton,  WY  82501

         George F. Smith*                     -0-                      -0-
         1602 East Pershing
         Riverton, WY  82501

         All officers and             13,400,000 shares**             67.0%**
         directors as a group
         (three persons)

*   Director and officer of Ruby Mining Company.

** If proposals 2 and 3 (the reverse stock split and increase in authorized shares) are approved, USE will own 770,000 shares or 67% of the issued and outstanding shares of the Company, because 100,000 more shares will be issued to USE after the Special Meeting to convert the $1,000 debt balance. More shares will be issued in the future as USE continues to pay for the Company's expenses. See "Certain Relationships and Related Transactions."

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The Company's directors are John L. Larsen, Harold F. Herron and George
F. Smith, who have been nominated for election as directors at the Special Meeting.

                NAME              AGE       POSITION

         John L. Larsen           68        CEO, President, Treasurer and a
                                            director since February 1971.
                                            Chairman of the board of directors
                                            and CEO of U.S.Energy Corp.

         Harold F. Herron         46        Assistant Secretary since August
                                            1979, director since July 1980 and
                                            Secretary since May 1991. Vice
                                            President and director of U.S.
                                            Energy Corp.

         George F. Smith          64        Vice President and Director since
                                            May 1986.  Manager-Mining Operations
                                            at U.S. Energy Corp.

         As noted under "Voting Securities," cumulative voting is not allowed in the election of directors.

         Management recommends that the shareholders vote for the re-election of Mr. Larsen, Mr. Herron and Mr. Smith to the board of directors.

         Executive officers of the Company are elected by the board of directors at annual directors' meetings, which follow each Annual Shareholders' Meeting. Officers serve until the successor has been duly elected and qualified, or until death, resignation or removal by the board of directors.

FAMILY RELATIONSHIPS.

         HAROLD F. HERRON, a director and Vice-President, is the son-in-law of John L. Larsen; Mr. Larsen is the president, Treasurer, and CEO of the Company. Mr. Herron and Mr. Larsen also are officers and directors of U.S. Energy Corp. and Mr. Larsen is Chairman of the Board of Directors of U.S. Energy Corp.

BUSINESS EXPERIENCE OF THE NOMINEES.

         JOHN L. LARSEN has been principally employed as an officer and director of U.S. Energy Corp. ("USE") for more than 25 years. USE is a Nasdaq/NMS listed company which owns mineral properties in Colorado, Wyoming, Utah and California. For more than 20 years, Mr. Larsen also has served as an officer and director of Crested Corp. ("Crested"), a majority-owned subsidiary of U.S. Energy Corp. Crested's common stock is registered with the SEC under section 12(g) of the Securities Exchange Act of 1934, and is listed on the "Over-the-Counter Electronic Bulletin Board" which is an electronic trading facility maintained by NASD Regulation, Inc. Mr. Larsen also is a director and/or officer of Plateau Resources Limited and Sutter Gold Mining Company, which are private subsidiaries of USE.

         HAROLD F. HERRON has been principally employed as USE's Vice-President since January 1989. From 1976, Mr. Herron has been an employee of Brunton, a manufacturer and/or marketer of compasses, binoculars and knives. Brunton was a wholly owned USE subsidiary until Brunton was sold in February 1996. Initially, he was Brunton's sales manager, and since 1987 he has been its President. Mr. Herron is a director of Northwest Gold, Inc., an inactive company with common stock registered under section 12(g) of the Securities Exchange Act. Mr. Herron received an MBA degree from the University of Wyoming after receiving a BS degree in Business Administration from the University of Nebraska at Omaha.

         GEORGE F. SMITH has been principally employed as USE's Manager Mining Operations for more than 20 years.

         The Company has reviewed Forms 3, 4 and 5 reports concerning ownership of common stock in the Company, which have been filed with the SEC under Section 16(a) of the Securities Exchange Act of 1934, and received written representations from the filing persons. Based solely upon review of the reports and representations, USE and each of the officers and directors of the Company filed their reports on a timely basis during the fiscal year ended May 31, 1999.

INFORMATION CONCERNING AN EXECUTIVE OFFICER WHO IS NOT A DIRECTOR.

         ROBERT SCOTT LORIMER, age 48, has been Controller and Chief Accounting Officer for USE and its affiliated companies (including Ruby Mining Company) for more than the past five years. Mr. Lorimer also has been Chief Financial Officer for USE and Crested since May 25, 1991, their Treasurer since December 14, 1990, and their Vice President Finance since April 1998. Mr. Lorimer also is an officer and director of Sutter Gold Mining Company. He serves at the will of the boards of directors. There are no understandings between Mr. Lorimer and any other person by which he was named an officer, and he has no family relationship with any of the other executive officers or directors of Ruby Mining Company, or USE or affiliates of USE. Mr. Lorimer is paid by USECC for his services to the Company.

                             EXECUTIVE COMPENSATION

         Under a Management Agreement dated August 1, 1981, USE and Crested share certain general and administrative expenses, including compensation of the officers and directors of the companies (but excluding directors' fees); these expenses are paid through the USECC Joint Venture. Substantially all the work efforts of the officers of USE and Crested are devoted to the business of both USE and Crested.

         The   USECC   Joint   Venture   ("USECC")   provides   management   and
administrative services to the Company for a monthly fee of $500.

         All USECC personnel are USE employees, in order to utilize USE's ESOP as an employee benefit mechanism. USE charges USECC for the direct and indirect costs of USE employees for time spent on USECC matters, and USECC charges one-half of that amount to each of USE and Crested.

         No executive officer of the Company has been paid anything for services to the Company for more than the three fiscal years ended May 31, 1999. There are no employment agreements between such persons and the Company. The board of directors does not intend to pay its current officers for services on behalf of the Company, however, at such time (if ever) as the Company is engaged in an operating business, its then current officers would be paid for their services. The number of such future employees and their pay rates is not now known.

         The following table contains information with respect to the aggregate compensation accrued by the Company for the last three fiscal years ended May 31, 1999 for its chief executive officer. The table does not reflect $10,400 which has been accrued as directors' fees ($1,500 per director per year) for services prior to 1990; the accrued fees will be paid at some future date when the Company has the money on hand to do so. No directors' fees have been accrued since 1990 and no such fees will be accrued in the future by the current board of directors (although this policy could change if there is a change in the control of the Company as a result of an acquisition transaction, see above).

                           SUMMARY COMPENSATION TABLE

                                                Annual Compensation
         Name and Position            Year            Salary             Bonus
         -----------------            ----            ------             -----
         John L. Larsen, CEO          1999              -0-               -0-
                                      1998              -0-               -0-
                                      1997              -0-               -0-

         The Company does not have an incentive stock option plan or similar equity compensation arrangement, and there are no outstanding options to buy any securities of the Company.

                                   PROPOSAL 2

                               REVERSE STOCK SPLIT

         To approve the reverse split of the issued and outstanding shares of common stock on a 1 for 20 basis, which will reduce the number of outstanding shares of common stock from the current number (20 million) down to 1 million shares. No fractional shares will be issued; fractional interests will be rounded up to the next full share.

         If this proposal and the companion proposals 3, 4 and 5 are approved at the Special Meeting, the reverse split and amendments to the articles of incorporation will take effect when articles of amendment to the articles of incorporation of the Company are filed with the Colorado Secretary of State. From and after that date, each stock certificate representing shares of common stock on the filing date will be deemed to represent and will be treated as representing one-fiftieth as many shares. Shareholders will not be required to send in their stock certificates. Approval of the reverse split will not affect the free trading status of the shares held by shareholders other than USE, because under SEC rule 144(d)(3)(I), those shareholders will be entitled to "tack on" the time they have held their old shares to the ownership of the new shares.

         Shareholders will not have "dissenters' rights" with respect to this proposal (i.e., the right to demand payment under Colorado law for their shares if they don't want to approve this proposal). Management recommends that the shareholders vote in favor of proposal 2.

                                   PROPOSAL 3

                           INCREASE AUTHORIZED SHARES

         To approve amending the articles of incorporation to increase the number of shares which the Company may issue from the current number (20 million shares) up to 100 million shares.

         If this proposal is approved at the Special Meeting, articles of amendment to the articles of incorporation of the Company will be filed with the Colorado Secretary of State, and the increase in authorized shares will take effect at that time.

         As has been the case since inception of the Company, pursuant to Colorado law and the articles of incorporation of the Company, shares of common stock may be issued by authority of the board of directors without shareholder approval. Except for shares which will be issued to USE (see "Certain Relationships and Related Transactions") the board of directors presently has no plans to issue shares of common stock to any person or entity.

         Shareholders will not have "dissenters' rights" with respect to this proposal (i.e., the right to demand payment under Colorado law for their shares if they don't want to approve this proposal). Management recommends that the shareholders vote in favor of proposal 3.

                                   PROPOSAL 4

                    ELIMINATE PERSONAL LIABILITY OF DIRECTORS

         To approve amending the articles of incorporation to add a provision eliminating the personal liability of the directors of the Company under certain circumstances.

         Since 1987, Colorado law has allowed a corporation to add a provision in the articles of incorporation to eliminate the personal liability of a director to the corporation, or its shareholders, for breach of fiduciary duty as a director. This law is intended to allow application of the "business judgement" rule which allows directors to make decisions for the corporation based on their judgement of the facts at hand, even if the directors neglected to consider certain facts, so long as the actions or omissions by the directors were made in good faith, and did not involve intentional misconduct or a knowing violation of law, or an illegal distribution of assets, or an act which improperly benefitted a director.

         The Colorado law generally is applicable in corporate transactions, like the sale of the corporation or its assets, or its merger with another entity. The effect of the law (if there is provision for its application in the articles of incorporation) is to make directors not liable for using their good faith judgement in corporate transactions which end up in the courts as "breach of duty of care" cases.

         The text of the amendment to the articles of incorporation of the Company to be voted on as proposal 4 is as follows:

         "No director of the corporation shall be personally liable to the corporation or to the shareholders of the corporation for monetary damages for breach of fiduciary duty to the corporation as a director, except that the foregoing shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for:

                  (i) any breach of a director's duty of loyalty to the corporation or its shareholders;

                  (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                  (iii) voting for or assenting to a distribution in violation of Section 7-106-401 of the [Colorado
                           Business Corporation] Act or the articles of incorporation of the corporation, if it is established that the director did not perform his duties in compliance with Section 7-108-401 of the Act, provided that the personal liability of a director in this circumstance shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Section 7-106- 401 or the articles of incorporation; or

                  (iv) any transaction from which the director directly or indirectly derives an improper personal benefit.

         Nothing contained herein shall be construed to deprive any director of his right to all defenses ordinarily available to a director nor shall anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person."

         Shareholders will not have "dissenters' rights" with respect to this proposal (i.e., the right to demand payment under Colorado law for their shares if they don't want to approve this proposal).

         Management recommends that the shareholders vote in favor of proposal 4, which will conform the Articles of Incorporation more closely to similar provisions now found in most publicly-held companies.

                                   PROPOSAL 5

                           REDUCE VOTING REQUIREMENTS

         To approve amending the articles of incorporation to eliminate the requirement that the approval of holders of two-thirds of the voting stock must be obtained before the Company sells, leases or exchanges all of its assets, and to provide that all substantial transactions requiring shareholder approval in the future, and amendments to the Articles of Incorporation, shall be approved if the voting requirements of the Colorado Business Corporation Act are met.

         Under Colorado law in effect when the Company was organized, substantive transactions involving the shareholders were required to be approved by the holders of two-thirds of the voting stock. These transactions included mergers, disposition of assets, and amending articles of incorporation. In addition, the original Articles of Incorporation of the Company mandated such approval if the Company were to propose to sell, lease or exchange all of its assets.

         Under current Colorado law, substantive transactions involving corporations, and amendments to articles of incorporation, are subject to approval by the holders of at least a majority of the shares entitled to vote; voting by classes is mandated, if there are different classes of stock, even if ordinarily the other classes have no voting rights. The board of directors recommends that the shareholders approve proposal 5, which will conform the Company's shareholder voting rules more closely with typical publicly-held companies.

         Shareholders will not have "dissenters' rights" with respect to this proposal (i.e., the right to demand payment under Colorado law for their shares if they don't want to approve this proposal).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         TRANSACTIONS WITH U.S. ENERGY CORP. ("USE"). As of August 31, 1999 the Company owed the USECC Joint Venture a total of $71,400 for various payments in the last 5 years which USECC made on behalf of the Company. These payments included stock transfer agent fees, audit fees and expenses, and SEC filing fees for the Annual Reports on Form 10-K. These payments were made by USECC because USE is the largest shareholder in the Company, and because the board of directors of the Company desired to keep the small amount of cash ($37,200 at August 31, 1999) on hand at the Company available for contingencies.

         On September 7, 1999, the Executive Committees of USE and Crested agreed to convert $70,400 of the Company's debt to USECC into 11 million restricted shares of the Company's common stock (at $.00637 per share), so that as of the date of this proxy statement USE owns a total of 13.4 million shares (67%) of the Company. If the reverse stock split is approved, these shares will turn into 670,000 shares. Transfer of these shares will be restricted under the SEC's rule 144 under the Securities Act of 1933.

         In addition, the Company and the Executive Committees agreed that if proposals 2 and 3 are approved at the Special Meeting, the $1,000 balance of the Company's debt to USECC will be converted into an additional 100,000 shares of common stock in the Company (at $.01 per share). These shares would be issued post-reverse stock split, and would result in USE's ownership in the Company increasing to 770,000 shares (70%). Crested agreed that all of these shares in the Company would be issued to and owned by USE, and USE would reduce Crested's debt to USE by an amount equal to Crested's share of the $71,400 debt.

          USE will continue to pay for all of the legal and accounting, and shareholder communication fees and expenses in connection with this proxy statement, and all of the subsequent legal and accounting costs and SEC reporting expenses, which the Company will incur as it seeks an acquisition opportunity. The Company will issue additional shares to USE to compensate USE for paying these expenses for the Company, at the rate of $.01. The amount of these future payments cannot be predicted, but may exceed $25,000 over time (which would result in another 2.5 million shares (post-reverse stock split) being issued to USE).

         John L. Larsen is the President and a director of the Company, and Harold F. Herron is an officer and director of the Company, and both individuals are officers and directors of USE and are members of USE's Executive Committee. Mr. Larsen also is an officer and director and a member of the Executive Committee of Crested. The foregoing transactions between USE and Crested involving the Company were approved by the disinterested directors who comprise a majority of the Executive Committee members of USE, and of Crested. Because USE is a principal shareholder in the Company, transactions cannot be deemed to have been negotiated at arms' length, however, none of the disinterested directors of USE who are Executive Committee members own any stock in the Company or serve the Company as officers or directors or employees.

         The directors of the Company took into account the following factors in pricing the stock issued to USE: the existence of a very limited trading market with (pre-split) prices in the $.02-$.04 range, the absence of any significant value in the Company and its current lack of operations. The Executive
Committees of USE and Crested took into account the following factors in negotiating the prices of the Company's stock: the restricted status of the shares to be issued to USE, and the possibility that even if an acquisition were closed in the future, there might never develop the amount of trading interest and market volume which would be required to create the liquidity in the stock necessary for USE to be able to sell its shares.

         RULE 144 AS APPLIED TO USE' SHARES IN THE COMPANY. The shares of the Company owned and to be issued in the future to USE are and will be "restricted securities"; the future sale of these shares will be restricted under the SEC's rule 144 under the Securities Act of 1933. Under rule 144, shares which are "acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering" cannot be sold into the public markets unless certain conditions are satisfied at the time of sale, including the filing with the SEC of a notice of sale on Form 144, having held the shares for at least the minimum one year holding period, there being available adequate current public information about the issuer, staying within the volume of sale limitations (the holder can sell, in any three month period, shares equal to not more than 1% of the total outstanding shares of the issuer), and selling in ordinary brokerage transactions.

         In its application to USE's shares in the Company, the 2.4 million shares now owned by USE (120,000 shares after the reverse split) could be sold under rule 144 at any time because USE has owned these shares for many years. The reverse split will not result in a reset of the rule's one year minimum holding period. The additional 11 million shares issued to USE in 1999 (550,000 shares after the reverse split) and the added shares to be issued to USE in the future, cannot be sold under rule 144 for at least one year after issuance. However, starting 90 days after the time when USE is not an affiliate of the Company (because after an acquisition all of USE's shares represent less the 10% of the total outstanding shares of the Company, and the directors of the Company who are affiliates of USE resign from the board of directors of the Company), then USE may be entitled to sell its shares outside of the limitations of rule 144, pursuant to rule 144(k), provided that the shares then to be sold had been held for at least two years.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         The Board has selected Arthur Andersen LLP as independent certified public accountants for the year ending May 31, 2000. Such firm has audited the Company's financial statements since 1990. Shareholders are not asked to ratify the reappointment of the firm for 2000. It is not expected that a representative of Arthur Andersen LP will be present at the Special Meeting.

                          ANNUAL REPORT TO SHAREHOLDERS

         A copy of the 1999 Annual Report to Shareholders consisting of the Company's Form 10-K for the year ended May 31, 1999 and quarterly report on Form 10-Q for the quarter ended August 31, 1999, has been forwarded to all record shareholders entitled to vote at the Meeting. If you have received this Proxy Statement but not a copy of that Annual Report, please notify Harold F. Herron, 877 North 8th West, Riverton, WY 82501, telephone 307.856.9271, and the Company will send a copy to you.

                             SHAREHOLDERS' PROPOSALS

         The next Annual Meeting of Shareholders is expected to be held in November or December of 2000. Shareholder proposals to be presented at the next Annual Meeting of Shareholders must be received in writing by the Company at its offices in Riverton, Wyoming, addressed to the President, no later than June 20, 2000.

                                  OTHER MATTERS

         The Board does not know of any other matters which may properly come before the Special Meeting. However, if any other matters properly come before the Special Meeting, it is the intention of the appointees named in the enclosed form of Proxy to vote said Proxy in accordance with their best judgment on such matters.

         Your cooperation in giving these matters your immediate attention, and in returning your Proxy promptly, will be appreciated.


                                            By Order of the Board of Directors
                                            Ruby Mining Company
]

                                               /s/    Harold F. Herron

                                            Harold F. Herron, Secretary

Dated: December 20, 1999

                       RUBY MINING COMPANY

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS.

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned shareholder of Ruby Mining Company (the "Company") in the amount noted below, hereby constitutes and appoints Messrs. John L. Larsen and Harold F. Herron , or either of them with full power of substitution, as attorneys and proxies, to appear, attend and vote all of the shares of stock standing in the name of the undersigned at the Special Meeting of the Company's shareholders to be held at the Company's executive offices, 877 North 8th West, Riverton, Wyoming 82501, on Thursday, December 9, 1999 at 11:00 a.m., local time, or at any adjournments thereof, upon the following:

WHERE NO VOTE IS SPECIFIED, THE PROXYHOLDER WILL CAST VOTES FOR THE ELECTION OF MANAGEMENT'S NOMINEES AND, IN THEIR DISCRETION, ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING. TO VOTE, CHECK THE BOX; TO ABSTAIN, DON'T CHECK EITHER BOX OPPOSITE THE PROPOSAL .

     Sign your name exactly as it appears on the mailing label below. It is important to return this Proxy properly signed in order to exercise your right to vote, if you do not attend in person. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer, etc., indicate your full title as such.


PROPOSAL 1     FOR        AGAINST        1. To elect the  following persons to
ELECTION OF       ----            ----      serve as directors of the Company.
DIRECTORS                                   If you wish to vote for or against
                                            ALL nominees, check the appropriate
                                            box to the left. If you wish to
                                            vote against SOME of the nominees,
                                            draw a line through those nominees,
                                            and check the box "For" to vote for
                                            the election of the OTHERS.

                                            You may cast  your votes for each
                                            nominee(you have as many  votes as
                                            you have shares multiplied  by the
                                            number of nominees). However,  you
                                            may not cast different numbers  of
                                            votes for  (or  against) different
                                            nominees.

                                            John L. Larsen   Harold F. Herron
                                                   George F. Smith

PROPOSAL 2     FOR        AGAINST        2.  Approve the reverse split of the
REVERSE            ----           ----       common stock on a 1 for 20 basis
STOCK SPLIT                                  by amending the Articles of
                                             Incorporation.

PROPOSAL 3     FOR        AGAINST        3.  Approve amending the articles of
INCREASE           ----           ----       incorporation to increase the
AUTHORIZED                                   number of shares of common stock
STOCK                                        which the corporation is authorized
                                             to issue, from the current number
                                            (20 million) up to 100 million.

PROPOSAL 4     FOR        AGAINST        4.  Approve amending the articles of
ELIMINATE          ----           ----       incorporation to eliminate the
PERSONAL                                     personal liability of the directors
LIABILITY OF                                 to the Company and its shareholders
DIRETORS                                     under certain circumstances.

PROPOSAL 5     FOR        AGAINST        5.  Approve amending the articles of
REDUCE VOTING      ----           ----       incorporation to eliminate the
REQUIREMENTS                                 two-thirds approval voting
                                             requirement for sale, lease or
                                             exchange of assets, and make such
                                             and similar transactions,  and
                                             amendments to the Articles of
                                             Incorporation, subject only to the
                                             requirements of Colorado law.
                                             X
                                             -----------------------------------
                                             (Sign on this line - joint holders
                                             may sign appropriately)

                                             ---------------  ------------------
                                              (Date)          (Number of Shares)

                                             PLEASE NOTE: Please sign, date and
                                             place this Proxy in the enclosed
                                             self-addressed, postage prepaid
                                             envelope and deposit it in the mail
                                             as soon as possible.
                                             Please check if you are planning to
                                             attend the meeting  __

                                             If the address on the mailing label
                                             is not correct, please provide the
                                             correct address in the following
                                             space.

                                             -----------------------------------

                                             -----------------------------------